 EXHIBIT 10.3

CONFIDENTIAL

CONSULTING AGREEMENT

This Consultant Agreement (“Agreement”) is made and entered into as of the last date of signature below by and between ____________________ (the “Consultant and Veri Medtech Holdings, Inc. and its affiliates (the “Client,”).

In consideration for mutual promises and covenants made herein, the undersigned parties agree to as follows:

1. Engagement. The Client agrees to engage Consultant as an independent Consultant to perform the duties outlined herein. (see Section 2 below). This Agreement shall be for a period of four (4) years; and continue from year-to-year thereafter unless otherwise agreed to by the parties at the end of the then current term.

2. Duties & Services. Consultant agrees to provide services to the Client follows:

_______________________________________________________________

3. Compensation. Subject to Consultant’s fulfillment of its Duties and Services in a workmanlike, time is of the essence, professional manner, Client agrees to pay Consultant the following:

a.

Compensation of: $______________per annum and eligibility to receive management discretionary cash bonus for company (up to 20% of Compensation) for assisting Client in attaining quarterly/annual goals and objectives.

b.	Stock options or grants, for assisting Client in attaining quarterly/annual goals and objectives.

c.	IPO Success Incentive Bonus.

Page 1 of 6

4. Confidentiality. To safeguard both the confidential information and the business relationships of the Client, Consultant agrees and acknowledges that during the course of Consultant’s business with the Client, Consultant will obtain, and have access and be privy to information important to the Client's business, which information Consultant hereby acknowledges and agrees to be confidential. Such Confidential Information includes information that qualifies as Trade Secret information and also may include information that does not qualify as Trade Secret Information, but which is nonetheless hereby agreed by the parties to be proprietary, confidential, and subject to the contractual protections of this Agreement. Such Confidential Information includes, but is not limited to: the terms of this Agreement, Customer and Supplier Information: the names, addresses, and phone numbers of the Client’s Customers and prospective Customers (collectively referred to herein as “Customers” and defined herein as all individual and commercial customers that Company sells or actively solicits to sell the goods and services provided by the Client), and the Client’s Suppliers and all other confidential information relating to those Customers and Suppliers, including any other information relating to the Client's Customers and Suppliers that has been obtained or made known to Consultant solely as the result of Consultant performing services for the Client; Marketing Information: such as the Client's marketing methods, materials, and strategies; Financial Information: such as profitability of the Client, pricing information, cost information, sales figures, sales reports, compensation paid to the Client's Consultants, accounting/financial records (including, but not limited to, balance sheets, profit and loss statements, tax returns, payable and receivable information, bank account information and other financial reporting information); Technical Information: such as methods, formulae, compositions, processes, discoveries, computer programs, and similar items, inventions (whether or not patentable), works of authorship, copyrighted materials created by or for the benefit of Company; and Operations and Strategic Information: such as the existence and content of business plans, strategy plans, future plans, matters of a business nature such as information about the Client’s files, internal memoranda, personnel policies, payroll, and terms of this Agreement or other Client contracts.

Such Customer and Supplier, Marketing, Financial, Technical, Operations and Strategic Information is herein after collectively referred to as “Confidential Information.” Consultant acknowledges that such Confidential Information and Trade Secrets are worthy of protection and are the sole property of the Client, and that covenants contained in this Agreement are a reasonable means to provide such protection. Accordingly, Consultant agrees that during its engagement and for eighteen (18) months following the termination of that engagement (so long as the pertinent information or data remains confidential and not in the public domain through lawful means during that time), Consultant shall not divulge or make use of any Confidential Information, directly or indirectly, personally or on behalf of any other person, business, corporation, or entity without prior written consent of the Client. This covenant is not intended to, and does not, limit in any way the rights and remedies provided to the Client under common or statutory law. The Client’s Trade Secrets are also protected by law in addition to this Agreement, and Consultant. The Client’s Trade Secrets may be identified, in whole or in part, from time to time in memoranda.

Page 2 of 6

5. Trade Secrets. "Trade Secrets" means any Confidential Information described above without regard to form which: (i) is not commonly known by or available to the public; (ii) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by other persons who can obtain economic value from its disclosure or use; and (iii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. Consultant agrees that all Trade Secrets and all physical embodiments thereof are confidential to the Client and will remain the Client’s sole and exclusive property. Consultant warrants and agrees that s/he/it will not reproduce, use, distribute, disclose, publish, misappropriate or otherwise disseminate any Trade Secrets and will not take any action causing, or fail to take any action to prevent, any Trade Secret to lose its character as a Trade Secret until and unless such Trade Secrets lose their status as Trade Secrets through no fault, either directly or indirectly, of Consultant.

6. Intellectual Property. Consultant agrees to assign to the Client, all existing and future Intellectual Property Rights (as defined herein) in existing or future computer code (“Code”) developed while employed with the Client. Consultant acknowledges that no additional documentation is necessary to complete the assignment made under this paragraph and that by virtue of this clause all existing Intellectual Property Rights in existing Code and all future Intellectual Property Rights in all future Code will, on their creation, vest in the Client; and Consultant must do all things reasonably requested by the Client to ensure that the Intellectual Property Rights are assigned to the Client under this clause. Consultant further agrees to indemnify the Client for the expense of enforcing this clause including but not limited to lost profits, and Consultants’ fees. For purposes of this Agreement the term “Intellectual Property Rights” means any and all tangible and intangible: (i) rights associated with works of authorship, including copyrights, moral rights, neighboring rights, and derivative works thereof; (ii) trademark and trade name rights (whether common-law or registered); (iii) trade secret rights, know-how, designs, methods, processes, work-flow; (iv) patents, mask works, patent applications, design rights, and other industrial property rights; and (v) all other intellectual property rights (of every kind and nature however designated) whether arising by operation of law, treaty, contract, license, or otherwise, together with all registrations, initial applications, renewals, extensions, continuations, divisions or reissues thereof.

7. Return of Property. In order to safeguard both the proprietary Confidential Information and the business relationships of the Client, Consultant agrees as follows: All equipment, notebooks, documents, memoranda, reports, files, samples, books, correspondence, mailing lists, calendars, card files, Rolodexes, keys, I.D. cards, credit cards, and all other written, electronic and graphic records affecting or relating to the business of the Client, regardless of the medium in which such information is stored shall be and remain the sole and exclusive property of the Client. Consultant agrees not to remove any things or documents from Client's premises at any time unless those things or documents are necessary to those duties that Consultant must perform outside of the Client's premises. In the event of termination of assignment with the Client for any reason, Consultant shall promptly deliver to the Client all equipment, notebooks, documents, memoranda, reports, files, samples, books, correspondence, mailing lists, calendars, card files, Rolodexes, all other written, electronic and graphic records relating to the Client's business, or any other property of the Client in the possession or under control of Consultant. In the event any such property is not promptly delivered to the Client, Consultant consents that the value thereof shall be deducted from amounts owed to Consultant. Consultant shall not maintain any copy or other reproduction whatsoever, electronic or graphic, of any of the items described in this section after the termination of such assignment. Consultant acknowledges that the return of property obligations described above are a material aspect of this Agreement, and failure to comply therewith would cause the Client irreparable harm. Therefore, Consultant agrees that any breach of such obligations will be considered a breach of a “restrictive covenant” and subject Consultant to the injunctive remedies described in Section 13 below.

Page 3 of 6

8. Non-Competition Covenant. To safeguard the Confidential Information, Trade Secrets, and business relationships of the Client, Consultant agrees that during Consultant’s assignment with the Client, and for a period of twelve (12) months after termination for any reason, Consultant shall not, directly or indirectly, enter into any employment, contract, or any other business relationship, either directly, or indirectly, with any of the Client’s Customers, clients, vendors, or any other individual or entity with which the Client has had material contact during Consultant’s assignment with the Client.

9. Non-Solicitation Covenant. In order to safeguard both the Confidential Information and the business relationships of the Client, Consultant agrees as follows: Consultant agrees that for a period of thirty-six (36) months following the termination of assignment for any reason, Consultant shall not, on Consultant's own behalf or on behalf of any person or entity, solicit, contact, or call upon any Customer of Client, or any representative of any Customer of Client, with a view to sell or provide any product or service competitive with any product or service sold or provided by the Client during Consultant’s assignment with the Client, provided that the restrictions set forth in this section shall apply only to Customers of Client, or representative(s) of Customers of Client, with which Consultant had business contact on behalf of the Client during Consultant’s assignment with Client. For purposes of this Agreement, “Customer” includes the entity with which the Client contracted to provide the Client’s goods or services, as well as any middle or end user of the Client’s goods or services, so long as Consultant had business contact with the Customer during Consultant’s assignment with the Client. For example, if the Client contracts with ABC to provide services, and ABC contracts with DEF to provide these services, who in turn contracts with XYZ for these services, then “Customer” includes ABC, DEF, and XYZ, so long as Consultant had business contact with ABC, DEF, and XYZ during Consultant’s assignment with the Client.

10. Non-Recruitment of Employees. In order to safeguard both the Confidential Information and the business relationships of the Client, Consultant agrees as follows: Consultant agrees that for a period of thirty-six (36) months following the termination of assignment for any reason, Consultant shall not directly, or indirectly by assisting others, recruit for hire, or attempt to recruit for hire any employee of the Client with whom Consultant had contact during his/her/its assignment, or induce or attempt to induce any employee or Consultant of the Client to terminate his/her/its employment with the Client.

Page 4 of 6

11. Participation in Client Benefit Program & Change of Control.

a.	Health, Dental & Vision Insurance: Health, Dental, and Vision.

b.	Work-Related Travel Expenses – Reasonable work-related travel expenses for airfare, lodging and Ubers will be reimbursed.

c.

Compensation, Benefits and Employee IPO Incentive Program shall not be modified without prior mutual written agreement between Employer and Employee. In the event of any merger, acquisition or change of control of Employer, all of Employee’s stock options shall immediately vest, and Employee’s salary and Benefits shall continue for a period of thirty-six (36) months thereafter, including annual bonus compensation.

12. Choice of Law & Dispute Resolution. This Agreement, and any dispute hereunder, shall be decided in accordance with the law of the State of Delaware. All disputes shall be first settled via good-faith negotiation, second via mediation and third via arbitration, if not settled before-hand.

13. Indemnification. Company shall indemnify, defend and hold harmless Consultant and his legal representatives, and Consultant shall be entitled to the protection of such insurance policies which Company may obtain for the benefit of its directors and officers, against all costs, charges or expenses whatsoever incurred or sustained by Company in connection with any action, suit or proceeding to which Consultant or his legal representatives may be made a party by reason of his being or having been a consultant of Company, or because of actions taken allegedly on behalf of Company. Consultant’s protection shall not be limited by any available insurance and shall be entitled to complete defense and indemnity by Company for acts occurring within the scope of this Agreement. Company shall have the right to direct and control the defense and settlement (if any) of any action, suit or proceeding as to which Consultant is entitled to be indemnified pursuant to this Section. The rights granted pursuant to this Section shall be contract rights, and no amendment, modification or termination of this Section or this Agreement shall have the effect of limiting or denying such rights with respect to actions taken or claims or proceedings arising prior to any such amendment, modification or termination.

14. Survivability of Obligations. Consultant and the Client recognize and agree that the restrictions and obligations contained in herein survive the termination of their business relationship and this Agreement, in additional to all those provisions of this Agreement that, by their terms, would naturally survive termination of the parties’ relationship, and successors or assigns shall be bound by the terms of this Agreement.

Page 5 of 6

15. Construction of Agreement. It is specifically agreed that construction of the covenants contained herein shall be in favor of their reasonable nature, legality, and enforceability, in that any reading causing unenforceability shall yield to a construction permitting enforceability. It is further specifically agreed that both parties hereto shall be considered to have drafted and negotiated this agreement such that in any construction of this agreement, that there shall be no presumption against the interests of either party as the drafter hereof. If any single covenant or clause shall be found unenforceable, it shall be severed and the remaining covenants and clauses enforced in accordance with the tenor of the agreement. In the event a court should determine not to enforce a covenant as written due to overbreadth, the parties specifically agree that said covenant shall be enforced to the extent reasonable, whether said revisions be in time, territory, or scope of prohibited activities. This Agreement represents the entire understanding and agreement made on this date between Consultant and the Client as to the matters addressed herein, supersedes any prior conflicting agreement(s), and this understanding and agreement may not be modified, changed or altered by any promise or statement by the Client until such modification has been approved in writing and signed by the President of the Client. Consultant has the right to review this entire agreement with an Consultant of their choosing.

Acknowledged and Agreed to:

Veri Medtech Holdings, Inc.	Consultant

Signature:	Signature: _____________________________

Print/Title:	Print/Title:

Date: ______________________	Date: __________________________

Page 6 of 6